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                                                                  EXHIBIT 4.6(A)

                               September 20, 2000



U.S. Technologies Inc.
1130 Connecticut Avenue, N.W.
Suite #700
Washington, DC 20036

Gentlemen:

         The Earls Family Limited Partnership (the "LIMITED PARTNERSHIP") and C. Gregory Earls ("EARLS", and together with the Limited Partnership, the "INVESTORS") have reached this agreement with U.S. Technologies Inc., a Delaware corporation ("US TECH"), in connection with US Tech's desire to amend its Restated Certificate of Incorporation (the "CHARTER AMENDMENT") in order to increase the number of authorized shares of US Tech's common stock, par value $.02 per share (the "COMMON STOCK").

         As of the date hereof, the Limited Partnership owns warrants to purchase 500,000 shares of Common Stock (the "WARRANTS") and Earls owns 29,160 shares of US Tech's Series A Convertible Preferred Stock, $0.02 par value ("SERIES A PREFERRED"), which shares of Series A Preferred are convertible into 2,390,193 shares of Common Stock.

                  The Investors acknowledge that if Earls converted his shares of Series A Preferred into Common Stock or if the Limited Partnership exercised its Warrants for Common Stock prior to the Charter Amendment, there is a significant risk that the number of shares of Common Stock that would be outstanding would exceed the minimum number of such shares that US Tech is authorized to issue under its Restated Certificate of Incorporation and thus not be validly issued.

         Therefore, notwithstanding the rights granted to Earls under the Series A Preferred and the rights granted to the Limited Partnership under the Warrants, the Investors make the following representations, warranties and covenants to US Tech:

         1. Until US Tech's voting stockholders have approved the Charter Amendment authorizing US Tech to issue an amount of Common Stock sufficient to permit the conversion to Common Stock of all of US Tech's then outstanding shares of all of its authorized and designated series of convertible preferred stock and any other then outstanding securities and options issued by US Tech, which are convertible into or entitle the owner thereof to purchase or otherwise receive shares of Common Stock, and the Charter Amendment has been filed with and accepted by the Secretary of State of the State of Delaware, the Investors will not exercise for or convert into Common Stock the Warrants, the shares of the Series A Preferred Stock or any other securities or options held by the Investors as of the date hereof that are convertible into or give the Investors the right to purchase or otherwise receive shares of Common Stock.

         2. Until US Tech's voting stockholders have approved the Charter Amendment and it has been filed with and accepted by the Secretary of State of the State of Delaware, the Investors will not exercise for or convert into Common Stock any



                                                                  Exhibit 4.6(A)
                                                                          Page 1
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                  securities and options issued by US Tech, which are purchased or otherwise acquired by or issued or granted to the Investors after the date hereof and are convertible into or entitle the holder thereof to purchase or otherwise receive shares of Common Stock.

         The undersigned are authorized to act in regard to the matters set forth in this letter.

                             EARLS FAMILY LIMITED PARTNERSHIP


                             By:    /s/ Gregory Earls
                                 ----------------------------------------------



                                      By:   /s/ Gregory Earls
                                         --------------------------------------
                                           C. Gregory Earls
                                           President


                               /s/ Gregory Earls
                                 ----------------------------------------------
                             C. Gregory Earls

Acknowledged and Agreed to by
U.S. TECHNOLOGIES INC.


By:  /s/ Gregory Earls
   -----------------------------------------
      C. Gregory Earls,
     Co-Chairman and Co-CEO



                                                                  Exhibit 4.6(A)
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